UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	April 17, 2015
(Date of earliest event reported)	April 16, 2015

ONEOK PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-12202	93-1120873
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 16, 2015, the Board of Directors of our sole general partner, ONEOK Partners GP, L.L.C. (the Board), was expanded from seven to eight members, and Michael G. Hutchinson was elected to the Board to fill this additional position. All of the current directors continue as members of the Board.

Mr. Hutchinson will also serve as a member of the Board’s Audit and Conflicts Committees.

Mr. Hutchinson has served on the board of directors of Westmoreland Coal Company since 2012 and is chairman of its Audit Committee and a member of its Compensation Committee. Mr. Hutchinson also has served on the board of directors of ONE Gas, Inc. since 2014 and is chairman of its Audit Committee, vice chair of its Corporate Governance Committee and a member of its Executive Compensation Committee.

Mr. Hutchinson retired as a partner from Deloitte & Touche in 2012. His Deloitte career spanned nearly 35 years, leading the energy and natural resources practice in Colorado for more than 10 years, while at the same time managing more than 150 professionals in the Denver audit and enterprise risk management practice.

For his service on the Board during 2015, Mr. Hutchinson will receive an annual retainer of $150,000, prorated for the remainder of the calendar year. In addition, as a member of the Conflicts Committee, Mr. Hutchinson will be eligible to receive during any month in which the Conflicts Committee is conducting a review of one or more related party transactions, including review of related party transactions for the purpose of providing “special approval” by the Conflicts Committee as provided in our Partnership Agreement, a cash retainer in the amount of $7,500 per month, up to $60,000 annually. As a nonmanagement director, Mr. Hutchinson will also be reimbursed for his expenses related to his attendance at Board and committee meetings.

Item 7.01	Regulation FD Disclosure

On April 16, 2015, we announced Mr. Hutchinson’s appointment to the Board. A copy of the news release is attached as Exhibit 99.1 and is incorporated herein by reference.

On April 16, 2015, we announced that the board of directors of our general partner, ONEOK Partners GP, L.L.C., approved a cash distribution of 79 cents per unit for the first quarter 2015. A copy of the news release is attached as Exhibit 99.2 and is incorporated herein by reference.

The information disclosed in this Item 7.01, including Exhibits 99.1 and 99.2 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events

On April 16, 2015, the board of directors of our general partner, ONEOK Partners GP, L.L.C., approved a cash distribution of 79 cents per unit for the first quarter 2015. The first-quarter distribution is payable on May 15, 2015, to unitholders of record as of April 30, 2015.

Item 9.01		Financial Statements and Exhibits

	(d)	Exhibits

Exhibit Number	Description

99.1		News release issued by ONEOK Partners, L.P. dated April 16, 2015 - Director Appointment.
99.2		News release issued by ONEOK Partners, L.P. dated April 16, 2015 - Quarterly Distribution.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK Partners, L.P. By: ONEOK Partners GP, L.L.C., General Partner

Date:	April 17, 2015	By:	/s/ Derek S. Reiners
Derek S. Reiners Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	News release issued by ONEOK Partners, L.P. dated April 16, 2015 - Director Appointment.
99.2	News release issued by ONEOK Partners, L.P. dated April 16, 2015 - Quarterly Distribution.

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